UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):  November 15, 2024
LGI HOMES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive,	Suite 430,	The Woodlands,	Texas	77380
(Address of principal executive offices)				(Zip Code)
(281) 362-8998
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LGIH	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On November 15, 2024, LGI Homes, Inc. (the “Company”) completed an offering of $400,000,000 aggregate principal amount of its 7.000% Senior Notes due 2032 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of July 6, 2018 (the “Base Indenture”), among the Company, the potential subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee under the Base Indenture, as amended and supplemented by the Fifth Supplemental Indenture thereto, dated as of November 15, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the subsidiaries of the Company that guarantee the Company’s obligations under its revolving credit facility and Regions Bank, as trustee for the Notes.
The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to incur certain liens securing indebtedness without equally and ratably securing the Notes and the related guarantees, enter into certain sale and leaseback transactions, enter into certain business combinations with third parties and designate certain subsidiaries as unrestricted subsidiaries. These covenants are subject to significant exceptions. The Indenture also contains customary events of default.

The offer and sale of the Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell or solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such offer, solicitation or sale would be unlawful. Offers of the Notes will be made only by means of a private offering memorandum.

The description of the Base Indenture and the Supplemental Indenture set forth above is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
The exhibits listed below are filed herewith.
Agreements and forms of agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements and forms of agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement or form of agreement should be relied upon as constituting or providing any factual disclosures about the Company, any other persons, any state of affairs or other matters.
    (d)        Exhibits.

4.1
Indenture, dated as of July 6, 2018, among LGI Homes, Inc., the potential subsidiary guarantors listed therein and Wilmington Trust, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-36126) of LGI Homes, Inc. filed on July 6, 2018).

4.2
Fifth Supplemental Indenture, dated as of November 15, 2024, among LGI Homes, Inc., the subsidiary guarantors listed therein and Regions Bank, as trustee for the Notes, governing LGI Homes, Inc.’s 7.000% Senior Notes due 2032, including the form of the Notes.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LGI Homes, Inc.

Date: November 15, 2024	By:	/s/ Eric T. Lipar
Eric T. Lipar
Chief Executive Officer and Chairman of the Board